UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2024

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 22, 2024, iPower Inc., a Nevada corporation (the “Company”), issued a press release announcing a strategic partnership with Western Post (US) LLC, a leading provider of comprehensive logistics solutions (“Western Post”).

Through this collaboration, Western Post will integrate its fulfillment center network and real-time tracking and monitoring systems into the Company’s SuperSuite supply chain business, enhancing the platform’s operational efficiencies and technological capabilities. Western Post’s clients will gain direct access to the Company’s sales channels, enabling them to accelerate their growth and market presence in the U.S. By leveraging Western Post's network of customers, the Company expects to unlock a wealth of potential supply chain and brand partners, a crucial step in the Company’s strategy to diversify and bolster its offerings in both the online and offline retail channels.

A copy of the press release is attached hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information may be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, only if and to the extent that such subsequent filing specifically references such information.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 22, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPower Inc.

Dated: May 22, 2024
By: /s/ Kevin Vassily
Name: Kevin Vassily
Title: Chief Financial Officer

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